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                                 EXHIBIT 10.3


                              Delivery Contract


                                   between



                      Seiler Pollution Control AG (SEPC)
                                Bahnhofstrasse
                             CH - 4353 Leibstadt


                                     and


                                  deliverer
                   SEILER Hochtemperatur - Trennanlagen AG
                        CH-5316 Leuggern, Switzerland
                  Tel. +41 56 245 72 45 Fax +41 56 245 73 74



              for the supply of a Research and Testplant for the
                    Vitrification of Hazardous Wastes in a
                      High-Temperature Separation System

                                 (System SHT)

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List of Contents


Part A      Commercial

A1          Initial situation

A2          Contractual basis

A3          Price quotation

A4          Prices

A5          Terms and conditions of payment

A6          Duties and taxes

A7          Dates

A8          Validity


Part B      Technical Section

B1          Technical basis for the offer

B2          Process specification

B3          Subassembly specification

B4          Design data

B5          Guarantee data

B6          Scope of supplies and services

B7          Limit of supply

B8          Supply exclusions

B9          Maintenance and servicing

B10         Confidentiality


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Part C      Charts and Drawings


Part D      General Conditions of Delivery

D1          General terms and conditions of business of Seiler HT AG

D2          General conditions of delivery for machines and systems, VSM

D3          General assembly conditions, VSM

D4          General delivery conditions for machines and replacement parts, VSM


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                              Part A   Commercial


Part A Commercial

A1          Initial situation

A2          Contractual basis

A3          Price quotation

A4          Prices

A5          Terms and conditions of payment

A6          Duties and taxes

A7          Dates

A8          Validity


A      Commercial Section

A1     Initial situation

SEPC wishes to dry hazardous waste streams such as paint- and hydroxide sludges, and to vitrify these wastes in a Seiler high-temperature separation system at temperatures of approximately 1500 degrees C.

A2     Contractual basis

This offer is based essentially on the principles set out below. These are an integral part of this offer. They are essentially as follows:


- -   Waste:             Hazardous Waste containing heavy metals like Hydroxide
                       -or paintsludges, water-soluble (water content of sludges
                       <= 50%)

- -   Drying plant       Nominal output 100 kg/h, dry matter content > 95%

- -   Separation plant   Nominal input 50 kg/h, input dry matter content > 95%

                       Maximum input 150 kg/h of dry matter content > 95%
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A3     Price quotation

Inclusive

Complete plant, delivered free to place of use, installed, including commissioning and trial operation for four weeks, and with one of our specialists on-site for a period of one month.

A4     Prices

process line
Project management, factory assembly and site installation, IBN; PB Product drying, storage
Fuel supply, gas and oxygen
Product separation
Gas cooling, complete
Waste gas purification, complete (without waste water purification) Electrical and process line engineering

Total Systemprice                                            SFr. 3.213.500.--

The total price relates to the aforementioned plant configuration, delivered free to the plant, installed, excluding statutory Value Added Tax, including commissioning and trial operation for four weeks, with one of our specialists on-site for a period of one month, without any approval fees of any kind or costs involved in statutory output and emission measurements performed by the TUV or Gewerbeaufsichtsamt (Factories Inspectorate).

A5     Terms and conditions of payment

1st rate            SFr. 100.000 on awarding the contract at 16.7.1993

                    SFr. 400.000 at 31.7.1993

2nd rate       10%  at 31.8.1993

3rd rate       20%  at 31.10.1993

4th rate       20%  at 30.10.1993

5th rate       20%  when ready for shipment

6th rate       10%  begin of installation


7th rate       10%  after successful start up


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Conditions       net, after presentation of invoice, although not later than the commencement of commercial operation

A6     Duties and taxes

The offer price shall be understood not to include customs clearance charges, customary duties in this country, or Value Added Tax.

A7     Dates

according agreements

A8     Validity

This offer shall remain valid as long as agreed.

Leuggern, 16.07.1993


                                    Seiler

                       Hochtemperatur - Trennanlagen AG


                         Seiler Pollution Control AG

                                    (SEPC)



                          Part B   Technical Section


B1          Technical basis for the offer

B2          Process specification

B3          Subassembly specification

B4          Design data


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B5          Guarantee data


B6          Scope of supplies and services

B7          Limits of supply

B8          Supply exclusions

B9          Maintenance and servicing

B10         Confidentiality


B1     Technical basis for the offer

o The offer is based essentially on the information currently in our possession provided by the customer.

B2     Process Specification

B2.1   Product drying, storage

Hazardous wastes like Paint and hydroxide sludges are coagulated (mineral flocculation) by the customer, divested of adhesive, and delivered in barrels for intermediate storage. Drying takes place on a drum-type drier with an integral separator system for the dried material.

B2.2   Pre-heating

The dried material is taken from the daily storage silo by means of a cell wheel and is transferred to the buffer container of the pre-heaterplant. The dried material, which is heated indirectly by means of (gas-heated) hot air, is gasified at about 700 degrees C under controlled conditions. Volatile fractions are released and are introduced into the high-temperature converter at the same time as the inert material via a product burner.

B2.3   High-temperature converter

The gaseous and solid material fractions introduced into the converter (glass furnace) are subjected to thermal decomposition with a modulating pilot flame (gas firing) at approx. 1 500-1600 degrees C. Volatile heavy metalcompounds, such as from Cd and Pb are already vaporized at temperatures of 800 degrees C to 1 050 degrees C. In order to guarantee the desired high degree of oxidation of the heavy metals, additional technical oxygen can be added with gas/oxygen burners.


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It can be demonstrated that organic substances, such as aromatic and polycyclic hydrocarbons, together with any dioxins and furanes that may be present, are completely destroyed at the burner and converter temperatures.

Depending on the intended application for the glass, the purity (proportions of heavy metals in the glass matrix) can be influenced with the oxygen burners

(oxidation of heavy metals).

Once a particular liquid glass volume is reached inside the converter, the glass runs out continuously via a specially designed outlet and is granulated by means of cooled belts or a water bath to form a product like medium abrasives.

B2.4   Heat recovery

The waste gas, of which the temperature is approx. 1 550 degrees C as it leaves the converter, is cooled to around 600 degrees C in a air/flue gas heat exchanger. The energy (hot air) released in this way can be used for drying the sludges.

B2.5   Dioxin trap

In order to prevent the further formation of dioxins, the waste gas leaving the heat exchanger at a temperature of 600 degrees C is cooled abruptly to approx. 300 degrees C in a further quenching stage (water).

B2.6   Separation of dust and metal oxides

The waste gas next flows through a ceramic multiple-tube dust filter. The separated/condensed and enriched metal oxide dusts and chlorides assume the form of a powdery/crumb-like substance (specific gravity approx. 0.1) and are filled into tightly sealing plastic containers and sent for further processing.

B2.7   Gas purification

By mixing ammonia into the gas flow, the waste gas is conditioned and fed to the following catalytic nitrogen removal stage.

The waste gas, which leaves the catalyst at a temperature of approx.
280 degrees C, is then divested of HCL and HF at a gas temperature of approx. 73 degrees C in a quenching and washing circuit (first stage) located ahead of the wet gas cleaning stage, SO2 is washed out in the second stage, and aerosols in the third step.

The outgoing water from all stages is neutralized in a compact plant and any solids are brought into a fine filter press for dehydration. Depending on the concentration the sludges are brought to the dryer for later vitrification.


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The exhaust air is finally discharged into the atmosphere via an active carbon filter (a so-called police filter) at a temperature of 70 degrees C (saturated) via an exhaust air flue.

B2.8   Service facilities

Liquid petroleum gas or natural gas is used for firing the high-temperature converter, and technical-grade oxygen (option) is used for the reduction of heavy metals. The tank facilities and batteries of cylinders are positioned outside the building for safety reasons.

B3     Subassembly specification

B3.1   Container construction

The entire plant is constructed semi-mobile. The equipment is combined into subassemblies and built into transport frames. These frames can be moved by loading them by crane onto low-loader transport vehicles. Once at their destination, the modular units are positioned as required, connected to the energy supply services (electricity, gas, water, compressed air), and are then ready to be started up. The complete plant essentially consists of the following units:

  oDrying station

  oPre-silo for dry material (daily silo)

  oPre-heater

  oHigh-Temperature Converter

  oQuenching station, heat exchanger

  oFilter plant

  oDenox plant

  oWet gas purification, Stage 1

  oWet gas purification, Stage 2

  oWatertreatment Plant for neutralization, filter press for wet gas washer etc.

  oActive carbon filter

  oControl (central), Emergency power supply, waste gas fan


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B4     Design data

B4.1   Technical data for production plant

Operating period per process line / converter

Operating period, nominal (3-shift running)  7 500 h/year

Travelling time, approx.                     3 x 2 500 h

Interim overhaul/inspection                  2 x 100 h


Annual overhaul                              1 x 760 h

B4.2   Plant output

Per process line / converter

Hourly Input     nominal    for a dry matter content of 95%      50 kg

                 maximum    short-duration                       150 kg

                 average                                         100 kg

average Input    nominal    7500 h/year of dry matter (with a    750 t
per year                    humidity content of 95%)

average input of nominal    mixture of different waste streams   1000 t
waste per year              not pretreated

B4.3   Mass flows

See Process Chart

B5     Guarantee data

B5.1   Materials guarantee

We guarantee materials for a period of one year from the start of commissioning on all commercially available components. The manufacturer's guarantees shall apply for motors, transmissions, electrical components and fans. The supplier will replace any defective components. However, the cost of their installation must be met be the operator.


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B5.2   Guarantee exclusion

All wearing parts throughout the entire plant and all materials that are exposed to high temperatures, including refractory linings in the vitrification chamber and the gas mixing chamber, are excluded.

B6     Scope of supplies and services

B6.0   Sludge drying          Charging device with mixer
                              Drier
                              Cyclone, dust discharge
                              Dust washer for part of gas flow
B6.1   Material storage       Silo for dry material, 10 m3
B6.2   Fuel supply            LPG tank (rented tank on-site)
                              Oxygen cylinder battery (rented cylinders on-site)
                              Pipework
                              Safety equipment
B6.3   Pre-heater / Gasifier  Buffer container for dry material
                              Discharge equipment
                              Pre-heater, auxiliary burner plant
B6.4   High-temperature       Converter housing, refractory linings
       converter              Product burner
                              Burner plants, support firing
                              Burner plants, main firing
                              Burner plant, oxygen
                              Ventilation and fans
                              Steel plate belt for glass discharge
                              Glass cooling equipment
B6.5   Flue gas cooling       Air/flue gas heat exchanger
                              Hot air fan, pipework
                              Quenching, dioxin trap
B6.6   Dust separation        Hot gas filter, solids discharge
                              Drum filling equipment for oxides
B6.7   Nitrogen removal       Ammonia mixer
                              Denox plant
B6.8   Exhaust gas            Quenching, HCL and HF separation
       purification           SO2, aerosols
       1st. + 2nd. stages     Waste water treatment (option)
                              Sludge dehydration (option)
B6.9   Dioxin removal         Active carbon filter
B6.10  Flue gas discharge     Gas lines, flue gas fan,
                              Flue system
B6.11  Electrical system      Mimic diagram for separation plant
                              Process wiring, SPS Siemens

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                              Low-voltage switchgear, Siemens
                              Field wiring
                              Emissions measurement O2, CO2, CO, NOx


We expressly reserve the right to introduce technical changes to the component parts of individual subassemblies.

B7     Limits of supply

o Gas                Line flange after gas tank

o Drinking water     Line flange after fresh water distributor

o Industrial water   Line flange after industrial water distributor

o Waste water        Discharge from waste gas purification

o Electrical         Terminal for high-voltage distribution

o Compressed air     Line flange after compressed air distributor

o Process air        Induction

o Waste air          Flue outlet

o Waste gas          Flue outlet

o Wet sludge         Hopper, drier

o Glass              Discharge plate conveyor / Cooler

B8     Delivery exclusions

o Buildings and their infrastructure

o Workplace lighting and mains power supply sockets

o Internal technical services, staff areas, laboratory facilities

o Approval and authorization costs

o All necessary certificates for the authorization procedure

o Costs involved in official output measurements

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o Connections/charges for power, water and waste water, etc.

o High-voltage transformer station and distribution

o Consumables and energy of all kinds for IBN and PB

o Securing sales of valuable materials and residues

o Customary duties in this country, such as Value Added Tax or other charges


B9     Maintenance and servicing

The supplier reserves all rights and interests in technically indicated, necessary and recurring overhaul and servicing operations for the proper maintenance of the high-temperature separation plant.

The areas of drying, gasification, vitrification and gas cooling may only be inspected and overhauled by the supplier exclusively, expressly and unconditionally. The necessary replacement parts or components must be obtained exclusively from the supplier.

B10    Confidentiality

All documents, specifications, process charts and measurements relating to or contained in this offer, and those provided in the event of the award of the contract, are expressly subject to confidentiality.

They may be used expressly only in conjunction with projects and plants, and they must not be shown or made available to third parties, or copied for other purposes. They may only be published subject to the express written agreement of the supplier.

                         Part C   Charts and Drawings

                    Part D   General Conditions of Delivery

D1          General terms and conditions of business of Seiler HT AG

D2 General conditions of delivery, VSM (Verein schweizerischer Maschinenindustrieller - Swiss Mechanical Engineering Association).

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D3          General assembly conditions, VSM (Verein schweizerischer
            Maschinenindustrieller - Swiss Mechanical Engineering Association).

D4 General delivery conditions for machines and replacement parts, VSM (Verein schweizerischer Maschinenindustrieller - Swiss Mechanical Engineering Association).


UNTERSCHRIFTEN

Leuggern, 16.07.1993


                                    Seiler

                       Hochtemperatur - Trennanlagen AG


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                         Seiler Pollution Control AG

                                    (SEPC)


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